EXHIBIT 4.44


                 FORM OF SERIES B PREFERRED STOCK CERTIFICATE




                                   DELAWARE

             NUMBER                                            SHARES

              PB


                               TEREX CORPORATION
                     TOTAL AUTHORIZED ISSUE 89,800 SHARES
          SERIES B CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK
                           $.01 PAR VALUE PER SHARE
   THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE
  POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR
     OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.


This Certifies that ___________________________ is the registered holder of ___________________________ shares of the above named Corporation fully paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of _______________ A.D. 19__.


    _______________________                          __________________________
      Marvin B. Rosenberg                                 Ronald M. DeFeo
      Secretary-Treasurer                                    President